Exhibit 10.22

Incentive Compensation Plan
•	Each year the Compensation Committee of the Board (“the Committee”) will approve the officers and employees of Group 1 who are eligible for participation in the Corporate Incentive Compensation Plan (“the Plan”) for the year.
•	Incentive compensation levels of the Plan for each individual will be stated as a percentage of the participating officer’s or employee’s base compensation.
•	For Managers and above, incentive compensation levels of the Plan will be based upon both objective and subjective goals for the Plan year as established by the Committee.
–	Up to 60% of the incentive award will be based on an established objective goal (EPS target).

–	Up to 40% of the incentive award will be based on “subjective” departmental goals set at the beginning of each year. These goals will apply to all team members within the department for which the goals are set and everyone within the department will receive the same percentage subjective award.

–	The subjective portion of the bonus will be based on the “goal” level under the Plan.

–	The subjective and objective portions of the bonus can be awarded independently so that achievement of one is not predicated on the achievement of the other.
•	For associate managers and below, the incentive award will be based on attainment of subjective goals established during the annual review cycle and performance during the year as determined by the individual’s manager and department head.
•	For officers and employees hired during a Plan year, the Committee will have complete discretion as to the extent of participation in the Plan, if any, by the new hire.
•	Officers and employees who resign their positions with Group 1 will not be entitled to participate in the Plan for the year in which the resignation occurs.
•	Officers and employees who resign their positions with Group 1 after the end of a “Plan” year, but before the actual payment of the incentive compensation amounts will be entitled to payment for the “Plan” year for which they were employed.
•	Incentive Compensation earned for the Plan year will be paid in full, in cash, after completion of the Company’s audit and announcement of earnings for that year.
•	The Committee has sole authority to administer, modify or change the Plan, including but not limited to, adjusting actual performance criteria for Plan purposes for extraordinary or unusual items included in actual operating results.